The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.

Jenny Johnson NYSE Bell Ringing LinkedIn Post – 12/3/25

Post Link: https://www.linkedin.com/posts/jennyjohnsonfranklintempleton_etf-activity-7402061507406311424-AWmq?utm_source=share&utm_medium=member_desktop&rcm=ACoAABhpblUBX8nikbHmjJXCuQElln79a07nBll

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It never gets old. Stepping onto the NYSE floor, feeling that buzz, and ringing the opening bell will always be a thrill.

This morning, we celebrated two exciting milestones:

✅ The launch of our Franklin Solana ETF (SOEZ)

✅ The expansion of our active muni bond ETF suite

It was a proud moment for our entire firm — especially as Franklin Templeton has surpassed $50 billion in hashtag#ETF AUM. That milestone reflects the trust of our clients and the relentless innovation of our teams across the globe.

A huge thank you to Lynn Martin and the NYSE for hosting us and helping make today special. Here's to continued progress and possibility.
Photo Credit: New York Stock Exchange bell ringing

$SOEZ Website: bit.ly/4rAxqWQ

To learn more view prospectus: bit.ly/48BklnP


FRANKLIN
TEMPLETON
FTNY
NYSE
FTMU
NYSE
NEW YORK STOCK EXCHANGE


ON-AIR
FRANKLIN TEMPLETON


NEW YORK

Screenshot:

Jenny Johnson • 1st
President and CEO at Franklin Resources, Inc. also known as Franklin Templeton
9m •

It never gets old. Stepping onto the NYSE floor, feeling that buzz, and ringing the opening bell will always be a thrill.

This morning, we celebrated two exciting milestones:
✅ The launch of our Franklin Solana ETF (SOEZ)
✅ The expansion of our active muni bond ETF suite

It was a proud moment for our entire firm — especially as Franklin Templeton has surpassed $50 billion in #ETF AUM. That milestone reflects the trust of our clients and the relentless innovation of our teams across the globe.

A huge thank you to Lynn Martin and the NYSE for hosting us and helping make today special. Here's to continued progress and possibility.
Photo Credit: New York Stock Exchange bell ringing

$SOEZ Website: bit.ly/4rAxqWQ

To learn more view prospectus: bit.ly/488kInP


DECEMBER 3, 2025
FRANKLIN TEMPLETON
FTNY
NYSE
FTMU
NYSE
NEW YORK STOCK EXCHANGE
with Daniel Gamba, CFA and 4 others